EXHIBIT 1

                             JOINT FILING AGREEMENT

      In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the common stock of Culp Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of November 15, 2005.

                              PRAESIDIUM INVESTMENT MANAGEMENT COMPANY, LLC

                              By:    /s/ Kevin Oram
                                     -------------------------------------------
                              Name:  Kevin Oram
                              Title: Managing Member


                              PRAESIDIUM PARTNERS FUND, LP
                              By: Praesidium Advisors, LLC, its general partner

                              By:    /s/ Kevin Oram
                                     -------------------------------------------
                              Name:  Kevin Oram
                              Title: Managing Member


                              PRAESIDIUM PARTNERS QP FUND, LP
                              By Praesidium Advisors, LLC, its general partner

                              By:    /s/ Kevin Oram
                                     -------------------------------------------
                              Name:  Kevin Oram
                              Title: Managing Member


                              PRAESIDIUM OFFSHORE MASTER FUND, L.P.

                              By:    /s/ Kevin Oram
                                     -------------------------------------------
                              Name:  Kevin Oram
                              Title: Director